                       SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A)OF THE
          SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

     Filed by the registrant [x]
     Filed by a party other than the registrant [ ]
     Check the appropriate box:
     [ ] Preliminary proxy statement
     [x] Definitive proxy statement
     [ ] Definitive additional materials
     [ ] Soliciting material pursuant to Rule14a-11(c)or Rule 14a-12

                    Telephone and Data Systems, Inc.
- ------------------------------------------------------------------------------
            (Name of Registrant as Specified in Its Charter)

                     Telephone and Data Systems, Inc.
- ------------------------------------------------------------------------------
               (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     [x] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or
         14a-6(j)(2).
     [ ] $500 per each party to the controversy pursuant to
         Exchange Act Rule 14a-6(i)(3).
     [ ] Fee computed on table below per Exchange Act Rule 14(a)-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transactions applies:

                                     N/A
- ------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions apply:

                                      N/A
- ------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction completed pursuant to Exchange Act Rule 0-11(1):

                                     N/A
- ------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

                                     N/A
- -------------------------------------------------------------------------------
     [ ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

                                     N/A
- ------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

                                     N/A
- ------------------------------------------------------------------------------
     (3) Filing party:

                                     N/A
- ------------------------------------------------------------------------------
     (4) Date filed:

                                     N/A
- ------------------------------------------------------------------------------
- ------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

TELEPHONE AND DATA SYSTEMS, INC.

30 North LaSalle Street, 40th Floor
Chicago, Illinois 60602
312/630-1900
                                                                          [LOGO]

                                                  April 12, 1994

Dear Fellow Shareholders:

    You are cordially invited to attend the Company's Annual Meeting of Shareholders on Friday, May 6, 1994, at 10:00 a.m. Chicago time, at Harris Trust and Savings Bank, 111 West Monroe Street, 8th Floor, Chicago, Illinois, in the Auditorium. During the meeting, we will report on the accomplishments and plans of the Company. The formal notice of the meeting and proxy statement and the 1993 Annual Report are enclosed. As shareholders, you are being asked to elect nominees to the Board of Directors. The proxy statement contains important information about the nominees for the Board of Directors.

    In addition, shareholders are being asked to approve the Company's 1993 Employee Stock Purchase Plan and to ratify the selection of Arthur Andersen & Co. as the Company's independent public accountants for the year ended December 31, 1994.

    The Board of Directors recommends a vote "FOR" the nominees and "FOR" each of the proposals.

    We would like to have as many shareholders as possible represented at the meeting. Please sign and return the enclosed proxy, whether or not you plan to attend. If you hold more than one class of the Company's shares, you will receive a separate proxy for each holding. To assure that all of your shares are represented, you must return a proxy printed in black ink for Common Shares, including Common Shares owned through the TDS dividend reinvestment plan and through the TDS Tax-Deferred Savings Plan; a proxy printed in green ink for Series A Common Shares, including Series A Common Shares owned through the dividend reinvestment plan; a proxy printed in red ink for Preferred Shares issued before October 31, 1981 (Series A, B, D, G, H and N); and a proxy printed in blue ink for Preferred Shares issued after October 31, 1981 (Series O, S, U, V, W, X, BB, DD, EE, GG, HH, II, JJ, KK, LL, MM, NN, OO, PP, QQ and RR).

    If you have any questions prior to the Annual Meeting, please call Investor Relations at (312) 630-1900. We look forward with pleasure to visiting with you at the Annual Meeting.

                               Very truly yours,

/s/ LeRoy T. Carlson                    /s/ LeRoy T. Carlson, Jr.
LeRoy T. Carlson                        LeRoy T. Carlson, Jr.
Chairman                                President and Chief Executive Officer

                 PLEASE HELP US AVOID THE EXPENSE OF FOLLOW-UP
                       PROXY MAILINGS TO SHAREHOLDERS BY
         SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT

To the Shareholders of

                        TELEPHONE AND DATA SYSTEMS, INC.

    The Annual Meeting of Shareholders of Telephone and Data Systems, Inc., an Iowa corporation (the "Company" or "TDS"), will be held at Harris Trust and Savings Bank, 111 West Monroe Street, 8th Floor, Chicago, Illinois, in the Auditorium, on Friday, May 6, 1994, at 10:00 a.m. Chicago time, for the following purposes:

    1.  to elect three members of the Board of Directors;

    2. to consider approval of the 1993 Employee Stock Purchase Plan of the Company;

    3. to ratify the selection of Arthur Andersen & Co. as the Company's independent public accountants for the year ended December 31, 1994; and

    4. to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

    This Notice of Annual Meeting and Proxy Statement is first being mailed to shareholders on or about April 12, 1994.

    The Board of Directors would like to have all shareholders represented at the Annual Meeting. If you do not expect to be present, please sign and mail your proxy in the enclosed self-addressed envelope to Harris Trust and Savings Bank, 311 West Monroe Street, Chicago, Illinois 60606. Proxies given pursuant to this solicitation may be revoked at any time prior to the voting thereof (by written notice to the Secretary of the Company or attendance at the 1994 Annual Meeting of Shareholders and notice to the Secretary of such revocation). Once voted, however, proxies may not be retroactively revoked.

    The Board of Directors has fixed the close of business on March 7, 1994, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. On March 7, 1994, the Company had outstanding and entitled to vote 45,669,568 Common Shares, par value $1.00 per share (excluding 484,012 Common Shares held by a subsidiary of the Company); 6,881,001 Series A Common Shares, par value $1.00 per share; and 433,153 Preferred Shares, without par value. Each of the outstanding Common Shares and Preferred Shares is entitled to one vote on all matters to come before the Annual Meeting. Each of the outstanding Series A Common Shares is entitled to ten votes on all matters to come before the Annual Meeting. With respect to the election of directors at the Annual Meeting, the holders of Common Shares and holders of 12,453 Preferred Shares issued before October 31, 1981 (Series A, B, D, G, H and N), voting as a class, will be entitled to elect one Class I director. The holders of Series A Common Shares and the holders of 420,700 Preferred Shares issued after October 31, 1981 (Series O, S, U, V, W, X, BB, DD, EE, GG, HH, II, JJ, KK, LL, MM, NN, OO, PP, QQ and RR), voting as a class, will be entitled to elect two Class I directors.

    A complete list of shareholders entitled to vote at the Annual Meeting, arranged in alphabetical order and by voting group, showing the address of and number of shares held by each shareholder, will be kept open at the offices of the Company, 30 North LaSalle Street, 40th Floor, Chicago, Illinois 60602, for examination by any shareholder, beginning at least two business days after this notice of meeting and continuing through the Annual Meeting.

                               VOTING INFORMATION

    The holders of Series A Common Shares and Preferred Shares issued after October 31, 1981 may, with respect to the election of the Class I directors to be elected by the Series A Common Shares and Preferred Shares issued after October 31, 1981, vote FOR the election of such director nominees or WITHHOLD authority to vote for such director nominees. The holders of Common Shares and Preferred Shares issued before October 31, 1981 may, with respect to the election of the Class I director to be elected by the Common Shares and Preferred Shares issued before October 31, 1981, vote FOR the election of such director nominee or WITHHOLD authority to vote for such director nominee. A shareholder may, with respect to the proposal to approve the 1993 Employee Stock Purchase Plan, (i) vote FOR approval, (ii) vote AGAINST approval or (iii) ABSTAIN from voting on the proposal. A shareholder may, with respect to the proposal to ratify the selection of Arthur Andersen & Co. as the Company's independent public accountants for 1994, (i) vote FOR ratification, (ii) vote AGAINST ratification or (iii) ABSTAIN from voting on the proposal. All properly executed and unrevoked proxies received in the accompanying form in time for the 1994 Annual Meeting will be voted in the manner directed therein. If no direction is made, a proxy by any shareholder will be voted FOR the election of the named director nominees to serve as Class I directors, FOR the proposal to approve the 1993 Employee Stock Purchase Plan and FOR the proposal to ratify the selection of Arthur Andersen & Co. as the Company's independent public accountants for 1994. If a proxy indicates that all or a portion of the votes represented by such proxy are not being voted with respect to a particular matter, such non-votes will not be considered to be votes cast by shares entitled to vote on such matter, although such votes may be considered to be votes cast by shares entitled to vote on other matters and will count for purposes of determining the presence of a quorum.

    The election of the Class I directors to be elected by the holders of Series A Common Shares and Preferred Shares issued after October 31, 1981 requires the affirmative vote of holders of a majority of the votes cast by the shares entitled to vote with respect to such matter at the Annual Meeting. Accordingly, if a quorum is present at the Annual Meeting, the person receiving a majority of votes cast by the holders of Series A Common Shares and Preferred Shares issued after October 31, 1981 with respect to the election of such Class I director will be elected to serve as such Class I director. A quorum will be present if a majority of the votes entitled to be cast on the proposal are represented for any purpose at the meeting. Since the election of each Class I director requires only the affirmative vote of holders of a majority of the votes cast by the holders of Series A Common Shares and Preferred Shares issued after October 31, 1981 with respect to such matter, withholding authority to vote for the nominee and non-votes with respect to the election of the Class I directors will not affect the outcome of the election of the Class I directors unless, as a result thereof, any director nominee fails to receive the required majority of affirmative votes cast with respect to such matter.

    The election of the Class I director to be elected by the holders of Common Shares and Preferred Shares issued before October 31, 1981 requires the affirmative vote of holders of a majority of votes cast by the shares entitled to vote with respect to such matter at the Annual Meeting. Accordingly, if a quorum is present at the Annual Meeting, the person receiving a majority of votes cast by the holders of Common Shares and Preferred Shares issued before October 31, 1981 with respect to the election of such Class I director will be elected to serve as a Class I director. A quorum will be present if a majority of the votes entitled to be cast on the proposal are represented for any purpose at the meeting. Since the election of such Class I director requires only the affirmative vote of a majority of the votes cast by the holders of Common Shares and Preferred Shares issued before October 31, 1981 with respect to such matter, withholding authority to vote for the nominee and non-votes with respect to the election of such Class I director will not affect the outcome of the election of such Class I director unless, as a result thereof, such director nominee fails to receive the required majority of affirmative votes cast with respect to such matter.

    If a quorum is present at the Annual Meeting, the proposal to adopt the 1993 Employee Stock Purchase Plan will be approved if votes cast by shares within the voting group entitled to vote with respect to such matter favoring the proposal exceed the votes cast within such group opposing such proposal. A quorum will be present if a majority of the votes entitled to be cast on the proposal are represented for any purpose at the meeting. Votes to abstain from voting on such proposal and non-votes will not be considered to be votes cast in favor of or opposing such matter and will not affect the determination of whether such proposal is approved.

    If a quorum is present at the Annual Meeting, the ratification of the selection of Arthur Andersen & Co. as the Company's independent public accountants for 1994 will be approved if votes cast by shares within the voting group entitled to vote with respect to such matter favoring the proposal exceed the votes cast within such group opposing such proposal. A quorum will be present if a majority of the votes entitled to be cast on the proposal are represented for any purpose at the meeting. Votes to abstain from voting on such proposal and non-votes will not be considered to be votes cast in favor of or opposing such matter and will not affect the determination of whether such proposal is approved.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Board of Directors is divided into three classes. Each year, one class is elected to serve for three years. At the Annual Meeting of Shareholders on May 6, 1994, three Class I directors will be elected for a term of three years or until their successors are elected and qualified. The nominees for election as Class I directors are identified in the tables below. In the event any nominee, who has expressed an intention to serve if elected, fails to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee designated by the Board of Directors.

NOMINEES

                   CLASS I DIRECTORS--TERMS TO EXPIRE IN 1997

    The following persons, if elected at the Annual Meeting of Shareholders on May 6, 1994, will serve as Class I directors for three years or until their successors are elected and qualified:

                       NOMINEE FOR ELECTION BY HOLDERS OF
                 COMMON SHARES AND HOLDERS OF PREFERRED SHARES
                          (SERIES A, B, D, G, H AND N)

                                                                                                      SERVED AS
                                                                 POSITION WITH TDS                    DIRECTOR
                NAME                      AGE                 AND PRINCIPAL OCCUPATION                  SINCE
- -------------------------------------     ---     ------------------------------------------------  -------------
Donald R. Brown......................     63      Director of the Company and Senior Vice               1979
                                                    President-Southeast Region of TDS
                                                    Telecommunications Corporation

                  NOMINEES FOR ELECTION BY HOLDERS OF SERIES A
                 COMMON SHARES AND HOLDERS OF PREFERRED SHARES
             (SERIES O, S, U, V, W, X, BB, DD, EE, GG, HH, II, JJ,
                       KK, LL, MM, NN, OO, PP, QQ AND RR)

                                                                                                      SERVED AS
                                                                 POSITION WITH TDS                    DIRECTOR
                NAME                      AGE                 AND PRINCIPAL OCCUPATION                  SINCE
- -------------------------------------     ---     ------------------------------------------------  -------------
Robert J. Collins....................     58      Director of the Company and Vice                      1974
                                                    President-Northeast Region of TDS
                                                    Telecommunications Corporation

Rudolph E. Hornacek..................     66      Vice President-Engineering and Director of the        1968
                                                    Company

    Donald R. Brown was a Vice President of the Company between 1974 and 1990, and was the Wisconsin Region Manager between 1979 and 1992. Robert J. Collins was a Vice President of the Company between 1971 and 1990, and between 1974 and 1990 was the Northeast Region Manager. In 1990, Messrs. Brown and Collins resigned as Vice Presidents of the Company and were appointed as Vice Presidents of TDS Telecommunications Corporation ("TDS Telecom"), a subsidiary of the Company which operates local telephone companies. In 1992, Mr. Brown was appointed Senior Vice President-Southeast Region.

    Rudolph E. Hornacek has been Vice President-Engineering of the Company for more than five years.

    All of the nominees are current Class I directors. Mr. Brown was elected by the holders of Common Shares and holders of Preferred Shares issued before October 31, 1981. Messrs. Collins and Hornacek were elected by the holders of Series A Common Shares and the holders of Preferred Shares issued after October 31, 1981.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES.

OTHER DIRECTORS

                    CLASS II DIRECTORS--TERMS EXPIRE IN 1995

    The following persons were elected at the Annual Meeting of Shareholders on May 15, 1992, to serve as Class II directors for three years or until their successors are elected and qualified:

                                                                                                      SERVED AS
                                                                 POSITION WITH TDS                    DIRECTOR
                NAME                      AGE                 AND PRINCIPAL OCCUPATION                  SINCE
- -------------------------------------     ---     ------------------------------------------------  -------------
James Barr III.......................     54      Director of the Company and President of TDS          1990
                                                    Telecommunications Corporation

LeRoy T. Carlson, Jr.................     47      President and Director of the Company (chief          1968
                                                    executive officer)

Donald C. Nebergall..................     65      Director and Consultant to the Company and other      1977
                                                    companies

Murray L. Swanson....................     51      Executive Vice President-Finance and Director of      1983
                                                    the Company (chief financial officer)

    James Barr III was appointed President and chief executive officer of TDS Telecom in 1990. Prior to that, Mr. Barr served as a Sales Vice President for American Telephone and Telegraph Company from 1985 through 1989. Mr. Barr is also a director of American Paging, Inc. (AMEX Symbol "APP"), a subsidiary of the Company which provides radio paging services.

    LeRoy T. Carlson, Jr., has been the President and chief executive officer for more than five years. Mr. Carlson is also Chairman and a director of APP and United States Cellular Corporation (AMEX symbol "USM"), a subsidiary of the Company which operates and invests in cellular telephone companies and properties. Mr. Carlson is the son of LeRoy T. Carlson and the brother of Walter C.D. Carlson.

    Donald C. Nebergall served as the Vice President of The Chapman Company, a registered investment advisory company located in Cedar Rapids, Iowa, from 1986 to 1988. Prior to that, he was the Chairman of Brenton Bank & Trust Company, Cedar Rapids, Iowa, from 1982 to 1986, and was its President from 1972 to 1982. He has been a consultant to the Company and other companies since 1988.

    Murray L. Swanson has been Executive Vice President-Finance and chief financial officer for more than five years. Mr. Swanson is also a director of USM and APP.

    Mr. Barr was elected by the holders of Common Shares and Preferred Shares issued before October 31, 1981. Messrs. Carlson, Nebergall and Swanson were elected by the holders of Series A Common Shares and Preferred Shares issued after October 31, 1981.

                   CLASS III DIRECTORS--TERMS EXPIRE IN 1996

    The following persons, were elected at the Annual Meeting of Shareholders on May 14, 1993, to serve as Class III directors for three years or until their successors are elected and qualified:

                                                                                                      SERVED AS
                                                                 POSITION WITH TDS                    DIRECTOR
                NAME                      AGE                 AND PRINCIPAL OCCUPATION                  SINCE
- -------------------------------------     ---     ------------------------------------------------  -------------
Lester O. Johnson....................     81      Director of the Company, Architect in private         1968

                                                    practice
LeRoy T. Carlson.....................     77      Chairman and Director of the Company                  1968

Walter C.D. Carlson..................     40      Director of the Company, Partner,                     1981
                                                    Sidley & Austin, Chicago, Illinois
Herbert S. Wander....................     59      Director of the Company,                              1968
                                                    Partner, Katten, Muchin & Zavis, Chicago,
                                                    Illinois

    All of the Class III Directors have had the principal occupations indicated for more than five years. LeRoy T. Carlson is the father of Walter C.D. Carlson and LeRoy T. Carlson, Jr. Messrs. LeRoy T. Carlson and Walter C.D. Carlson are also directors of USM.

    Mr. Johnson was elected by the holders of Common Shares and the holders of Preferred Shares issued before October 31, 1981. Messrs. L. Carlson, W. Carlson and Wander were elected by the holders of Series A Common Shares and holders of Preferred Shares issued after October 31, 1981.

COMMITTEES AND MEETINGS

    The Board of Directors of the Company held six meetings during 1993. All of the directors attended at least 75% of the meetings of the Board of Directors.

    The Board of Directors does not have formal nominating or compensation committees.

    The Audit Committee of the Board of Directors, among other things, determines audit policies, reviews external and internal audit reports and reviews recommendations made by the Company's internal auditing staff and independent public accountants. The members of the Audit Committee are: Donald
C. Nebergall (Chairman), Walter C.D. Carlson, Lester O. Johnson and Herbert S. Wander. The committee met three times during 1993. All committee members attended at least 75% of the meetings of the Audit Committee.

                                   PROPOSAL 2
                       1993 EMPLOYEE STOCK PURCHASE PLAN

    The purpose of the Company's 1993 Employee Stock Purchase Plan (the "Plan") is to encourage and facilitate the purchase of Common Shares by eligible employees of the Company and its subsidiaries and to provide an additional incentive to promote the best interests of the Company and its subsidiaries and an additional opportunity to participate in their economic progress. The Plan was adopted by the Board of Directors of the Company and became effective as of October 1, 1993. The Plan is subject to the approval of the shareholders of the Company within twelve months after its adoption. The Plan will be administered by a committee consisting of three individuals selected by the Board. The Board may at any time, and from time to time, amend the Plan in any respect, except that, without shareholder approval, no amendment may be made changing the number of shares to be reserved under the Plan (unless certain changes occur in the Company's capital structure) or changing the designation of subsidiaries of the Company whose employees may participate in the Plan. The Plan will terminate on December 31, 1995 or at any earlier time at the discretion of the Board.

    Any employee of the Company or any of its subsidiaries which has adopted the Plan with the prior approval of the Company (a "participating subsidiary" and together with the Company, an "Employer"), provided that such employee has at least six months of continuous service with an Employer immediately prior to December 31, 1993, is eligible to participate in the Plan (a "Participant"). Notwithstanding anything to the contrary in the Plan, no employee may be granted an option under the Plan to purchase Common Shares if such employee, immediately after the grant of the option, would own stock (including shares subject to the option) possessing five percent or more of the total combined voting power or value of all classes of issued and outstanding stock of the Company or any of its subsidiaries. In addition, no Participant may be granted an option to purchase Common Shares that permits the Participant to purchase shares in any calendar year under the Plan and all other employee stock purchase plans of the Company, its subsidiaries and TDS with an aggregate fair market value in excess of $25,000.

    The maximum number of shares available for purchase under the Plan by approximately 3,750 eligible Participants will be 125,000 Common Shares, subject to adjustment of the Company's capital structure. A Participant will be entitled to elect to purchase a total number of Common Shares ("base shares") equal to one share for each $250.00 of his compensation (as defined in the Plan), plus any number of additional shares that may be available and that are requested by such Participant, up to a maximum of 200 percent of his base shares ("additional shares"), provided that no Participant may purchase fewer than 20 shares. If the total of a Participant's base shares and additional shares is less than 20, the Participant nevertheless will be entitled to elect to purchase 20 Common Shares. If the total number of shares elected to be purchased by Participants exceeds 125,000 Common Shares, the maximum percentage of base shares that any Participant will be permitted to purchase as additional shares shall be reduced until the total number of shares that all Participants, in the aggregate, have elected to purchase equals 125,000. On December 31, 1994 and December 31,

1995 (each, a "Purchase Date"), the purchase price per Common Share will be the lesser of $44.73 (85% of the value of a Common Share on October 1, 1993, the effective date of the Plan) or the closing price of a Common Share on the American Stock Exchange on such Purchase Date.

    Participants will not realize any taxable income at the time Common Shares are purchased under the Plan. If a Participant disposes of Common Shares purchased under the Plan within two years after October 1, 1993 or within one year after the shares are transferred to the Participant, whichever is later (a "disqualifying disposition"), the excess of the fair market value of the Common Shares on the Purchase Date over the purchase price of the Common Shares under the Plan (assuming the purchase price is $44.73) will be taxable as ordinary income. If a Participant disposes of Common Shares purchased under the Plan two years or more after October 1, 1993 or one year or more after the Purchase Date, whichever is later (a "qualifying disposition"), the tax treatment will be different. The Company will not be entitled to a deduction for any difference between the fair market value of the Common Shares and the purchase price for the Common Shares under the Plan, unless it is taxed to the Participant as ordinary income upon a disqualifying disposition.

    The closing price of a Common Share on the American Stock Exchange on March 1, 1994, as reported by THE WALL STREET JOURNAL, was $45.50. The following table specifies the number of Common Shares and the value of the discount purchase price assuming all Common Shares subscribed for by the named executive or group are purchased and assuming a value per Common Share of $45.50.

                               NEW PLAN BENEFITS
                       1993 EMPLOYEE STOCK PURCHASE PLAN

                                                                                            DOLLAR         NUMBER OF
                                         NAME                                              VALUE(1)      COMMON SHARES
- --------------------------------------------------------------------------------------  --------------  ----------------
LeRoy T. Carlson......................................................................  $    --              --         (2)
LeRoy T. Carlson, Jr..................................................................       --              --         (2)
Murray L. Swanson.....................................................................            385            500
James Barr III........................................................................            732            950
H. Donald Nelson......................................................................            366            475
Executive Group.......................................................................          5,368          6,972
Non-Executive Director Group..........................................................       --              --
Non-Executive Employee Group..........................................................         69,449         90,194
      TOTAL...........................................................................  $      74,817         97,166
                                                                                        --------------       -------
                                                                                        --------------       -------

- ---------
(1) Represents the number of Common Shares subscribed for times the difference between $45.50, the closing price of the Common Shares on March 1, 1994, and $44.73, the Purchase Price under the 1993 Stock Purchase Plan.
(2) Pursuant to the terms of the Plan, LeRoy T. Carlson, and LeRoy T. Carlson, Jr., are not eligible to participate.

    The description of this 1993 Employee Stock Purchase Plan is a summary only and is qualified by the terms of the 1993 Employee Stock Purchase Plan itself, a copy of which is attached to this Proxy Statement as Exhibit A.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1993 EMPLOYEE STOCK PURCHASE PLAN.

                                   PROPOSAL 3
                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors anticipates continuing the services of Arthur Andersen & Co. as independent public accountants for the current fiscal year. Representatives of Arthur Andersen & Co., who served as independent public accountants for the last fiscal year, are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement and respond to questions at the Annual Meeting.

    Shareholder ratification of the selection of Arthur Andersen & Co. as the Company's independent public accountants is not required by the Bylaws or
otherwise.  However,   as   a   matter   of   good   corporate   practice,   the

Board of Directors has elected to seek such ratification by the affirmative vote of the holders of a majority of the votes cast by shares entitled to vote with respect to such matter at the Annual Meeting. Should the shareholders fail to ratify the selection of Arthur Andersen & Co. as independent public accountants, the Board of Directors will consider whether to retain such firm for the year ending December 31, 1994.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN & CO. AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE CURRENT FISCAL YEAR.

                               EXECUTIVE OFFICERS

    In addition to the executive officers identified in the tables regarding the election of directors, set forth below is a table identifying current officers of the Company and its subsidiaries who may be deemed to be executive officers of the Company for disclosure purposes under the rules of the Securities and Exchange Commission.

                           NAME                                 AGE                             POSITION
- ----------------------------------------------------------      ---      ------------------------------------------------------
H. Donald Nelson..........................................          60   President of United States Cellular Corporation
John R. Schaaf............................................          48   President of American Paging, Inc.
George L. Dienes..........................................          63   Vice President-Corporate Development
C. Theodore Herbert.......................................          58   Vice President-Human Resources
Ronald D. Webster.........................................          44   Vice President and Treasurer
Gregory J. Wilkinson......................................          43   Vice President and Controller
Michael G. Hron...........................................          49   Secretary

    H. Donald Nelson is a director of and has served as the President and chief executive officer of USM for more than five years.

    John R. Schaaf was appointed President of APP in 1991. Prior to that, Mr. Schaaf was Vice President-Operations of APP for more than five years.

    George L. Dienes has been Vice President-Corporate Development of the Company for more than five years.

    C. Theodore Herbert has been Vice President-Human Resources of the Company for more than five years.

    Ronald D. Webster was appointed a Vice President of the Company in 1993. He has been the Treasurer of the Company for more than five years.

    Gregory J. Wilkinson was appointed a Vice President of the Company in 1993. He has been the Controller of the Company for more than five years.

    Michael G. Hron has been the Secretary of the Company for more than five years. He has been a partner at the law firm of Sidley & Austin since 1989. Prior to that time he was a member of the law firm of Pope, Ballard, Shepard & Fowle, Ltd. for more than five years.

    All of TDS's executive officers devote substantially all of their time to the Company or its subsidiaries, except for Michael G. Hron who is a practicing attorney.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

    The following table summarizes the compensation paid by TDS during 1993 to the chief executive officer of TDS and the four most highly compensated executive officers of the Company and its subsidiaries other than the chief executive officer for services rendered during the year ended December 31, 1993.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM COMPENSATION
                                                                                        ---------------------------------
                                                                ANNUAL COMPENSATION(1)    SECURITIES
                                                                ----------------------    UNDERLYING        ALL OTHER
            NAME AND PRINCIPAL POSITION                YEAR      SALARY(2)   BONUS(3)   OPTIONS/SARS(4)  COMPENSATION(5)
- ---------------------------------------------------  ---------  -----------  ---------  ---------------  ----------------
LeRoy T. Carlson...................................       1993  $   265,000  $  45,000        --            $   23,875
 Chairman                                                 1992  $   245,000  $  60,000        --            $   28,218
                                                          1991  $   225,000  $  50,000        --                   N/A

LeRoy T. Carlson, Jr...............................       1993  $   316,000  $  56,250        --            $   15,461
 President                                                1992  $   290,000  $  75,000        --            $   12,072
 (chief executive officer)                                1991  $   265,000  $  60,000        --                   N/A

Murray L. Swanson..................................       1993  $   207,000  $  42,750        --            $   28,553
 Executive Vice President-Finance                         1992  $   207,000  $  45,600        --            $   21,967
 (chief financial officer)                                1991  $   191,000  $  57,000        --                   N/A

James Barr III.....................................       1993  $   227,500  $  42,656        --            $   24,704
 President of TDS                                         1992  $   202,500  $  55,200        --            $   17,804
 Telecommunications Corporation                           1991  $   180,000  $  49,500        --                   N/A

H. Donald Nelson(6)................................       1993  $   206,375  $  35,360           600        $    4,714
 President of United States                               1992  $   191,375  $  62,500           600        $    3,072
 Cellular Corporation                                     1991  $   176,167  $  58,000         7,624               N/A

- ---------
(1) Does not include the discount amount under any dividend reinvestment plan or any employee stock purchase plan since such plans are generally available to all eligible shareholders or salaried employees, respectively. Does not include the value of any perquisites and other personal benefits, securities or property, since the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officers above.
(2) Represents the dollar value of base salary (cash and non-cash) earned by the named executive officer during the fiscal year identified, except for Murray L. Swanson, whose 1993 annual salary has not yet been determined. When it is determined, it will be retroactive to the beginning of 1993. Mr. Swanson earned the same salary in 1993 as he did in 1992 and continues to be paid at the 1992 salary rate pending a determination of his 1993 salary.
(3) Represents the dollar value of bonus (cash and non-cash) earned by the named executive officer for 1992 and 1991. The bonuses for 1993 have not yet been determined. The dollar amounts in 1993 represent advance payments which were authorized by the Chairman and President to all named executive officers of up to 75% of the actual bonus for 1992 (or the actual bonus for 1991 in the case of Murray L. Swanson, since his 1992 actual bonus had not yet been finally determined). See "Executive Officer Compensation Report."
(4) Represents the number of TDS Common Shares subject to stock options ("Options") and/or stock appreciation rights ("SARs") awarded during the fiscal year identified, except for H. Donald Nelson, in which case the amount represents the number of USM shares subject to Options and/or SARs awarded during the fiscal year identified. Unless otherwise indicated by footnote, the awards represent Options without tandem SARs.
(5) Pursuant to transition rules, only 1993 and 1992 amounts are reported in this column. Includes contributions by the Company for the benefit of the named executive officer under the Employees' Pension Trust ("EPT"), including earnings accrued under a related supplemental benefit agreement, the TDS Tax-Deferred Savings Plan ("TDSP") and the taxable dollar value of any insurance premiums paid during the covered fiscal year with respect to term life insurance for the benefit of the named executive ("Life Insurance"), as indicated below:

                      LEROY T. CARLSON  LEROY T. CARLSON, JR.  MURRAY L. SWANSON  JAMES BARR III  H. DONALD NELSON
                      ----------------  ---------------------  -----------------  --------------  ----------------
EPT.................       $ 8,071               $13,320            $24,535            $22,577        $ --
TDSP................           532                   977                899                600           1,542
Life Insurance......        15,272                 1,164              3,119              1,527           3,172
                      ----------------  ---------------------  -----------------  --------------  ----------------
                           $23,875               $15,461            $28,553            $24,704          $4,714
                      ----------------  ---------------------  -----------------  --------------  ----------------
                      ----------------  ---------------------  -----------------  --------------  ----------------

(6) All of Mr. Nelson's compensation is paid by USM and is approved by the Chairman of the Board of Directors of USM.

GENERAL INFORMATION REGARDING OPTIONS AND SARS

    The following tables show, as to the executive officers who are named in the Summary Compensation Table, information regarding Options and/or SARs. The number of shares subject to the Options and/or SARs and the exercise prices have been adjusted for stock splits in 1988.

                      INDIVIDUAL OPTION/SAR GRANTS IN 1993

                                                                                                             POTENTIAL
                                                                                                        REALIZABLE VALUE AT
                               NUMBER OF                                                               ASSUMED ANNUAL RATES
                              SECURITIES                                                                  OF STOCK PRICE
                              UNDERLYING       % OF TOTAL                                                APPRECIATION FOR
                               OPTIONS/       OPTIONS/SARS                                                OPTION TERM(5)
                                 SARS          GRANTED TO      EXERCISE    MARKET    EXPIRATION   -------------------------------
           NAME               GRANTED(1)      EMPLOYEES(2)     PRICE(3)   PRICE(4)      DATE         0%         5%         10%
- ---------------------------  -------------  -----------------  ---------  ---------  -----------  ---------  ---------  ---------
H. Donald Nelson...........          600              4.1%     $   15.67  $   21.25     11/1/97   $   3,350  $   6,675  $  10,650

- ---------
(1) Represents number of USM shares underlying Options/SARs which were awarded for H. Donald Nelson during the fiscal year. No Options or SARs were awarded in 1993 to any of the other executive officers named in the Summary Compensation Table. On February 1, 1991, H. Donald Nelson received an award of Options for USM shares which could vary, based on performance, between 80% and 120% of the targeted amount of 9,000 shares. Therefore, options for 7,200 shares or 80% of the targeted amount were deemed to be awarded on the grant date. The minimum amount scheduled to become exercisable is 1,200 USM shares in each year on February 1, 1992 through February 1, 1997. Each year during such period an additional number of USM shares, up to an additional 600 shares, may be awarded based on performance for the prior year. The amount over 1,200 shares per year which is awarded based on performance is shown above as a grant in that year. Since the maximum of options for 1,800 shares was awarded in 1993, 600 shares are shown as a grant in that year.
(2) Represents the percent of total USM shares underlying Options/SARS awarded to all USM employees during the fiscal year.
(3) Represents the exercise price of the Options which is equal to the average market price of Common Shares for the 20 consecutive trading days ending on the grant date of February 1, 1991.
(4) Represents the fair market value of USM Common Shares on the award date, based on the closing price on the American Stock Exchange.
(5) Represents the potential realizable value of each grant of Options, assuming that the market price of USM Common Shares appreciates in value from the award date to the end of the Option term at the indicated annualized rates.

AGGREGATED OPTION/SAR EXERCISES IN 1993, AND DECEMBER 31, 1993 OPTION/SAR VALUE

                                                1993                               AS OF DECEMBER 31, 1993
                                    -----------------------------   ------------------------------------------------------
                                                                      NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                     UNDERLYING UNEXERCISED           IN-THE-MONEY
                                        SHARES                          OPTIONS/SARS(3)             OPTIONS/SARS(4)
                                       ACQUIRED         VALUE      --------------------------  --------------------------
           NAME                     ON EXERCISE(1)   REALIZED(2)   EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
  -----------------------           --------------   ------------  -----------  -------------  -----------  -------------
  LeRoy T. Carlson.......  Options        13,500(5)  $   310,703      -0-          -0-         $  -0-       $   -0-
  LeRoy T. Carlson,
   Jr....................  Options        38,250(6)  $ 1,337,730      25,500        63,750     $  939,101   $  2,347,753
  Murray L. Swanson......  Options         3,375(7)  $   107,587      -0-           13,500     $  -0-       $    582,221
  James Barr III.........  Options       --              --            6,000        14,000     $   68,625   $    160,125
  H. Donald Nelson.......  Options       --              --            3,424         5,400     $   64,688   $    102,020
                           SARs          --              --           12,000        24,000        234,750        469,500
                                                                   -----------  -------------  -----------  -------------
    Total for H. Donald Nelson....       --              --           15,424        29,400     $  299,438   $    571,520
                                                                   -----------  -------------  -----------  -------------
                                                                   -----------  -------------  -----------  -------------

- ------------
(1) Represents the number of TDS Common Shares received upon exercise or, if no shares were received, the number of TDS Common Shares with respect to which the Options or SARs were exercised, except for H. Donald Nelson, in which case the information is presented with respect to USM shares.
(2) Represents the aggregate dollar value realized upon exercise, based on the difference between the exercise price and the average of the high and low price of the shares on the date of exercise as reported in the American Stock Exchange ("AMEX") Composite Transactions by THE WALL STREET JOURNAL.
(3) Represents number of TDS Common Shares subject to Options and/or SARs, except for H. Donald Nelson, in which case the information is presented with respect to USM shares.
(4) Represents the aggregate dollar value of in-the-money, unexercised Options and SARs held at the end of the fiscal year, based on the difference between the exercise price and $51.4375, the average of the high and low price of TDS Common Shares or, with respect to H. Donald Nelson, $34.5625, the average of the high and low price of USM Common Shares, on December
      31, 1993, as reported in the AMEX Composite Transactions by THE WALL STREET JOURNAL.
(5) Options for a total of 13,500 Common Shares were exercised. A total of 5,387 Common Shares received upon exercise were used to pay the exercise price and 2,801 Common Shares were used to pay withholding taxes.

(6)   Options for a  total of 38,250  Common Shares were  exercised. A total  of
      11,727  Common Shares received upon exercise were used to pay the exercise price and 9,040 Common Shares were used to pay withholding taxes.
(7)   Options for a total of 3,375 Common Shares were exercised. A total of  724
      Common  Shares received upon exercise were  used to pay the exercise price and 651 Common Shares were used to pay withholding taxes.

SUPPLEMENTAL BENEFIT AGREEMENTS

    The Telephone and Data Systems, Inc. Employees' Pension Trust (the "Pension Plan") is a defined contribution plan designed to provide retirement benefits for eligible employees of the Company and certain of its affiliates which adopt the Pension Plan. Annual employer contributions based upon actuarial assumptions are made under a formula designed to fund a target pension benefit for each participant commencing generally upon the participant's attainment of retirement age. The amounts of the annual contributions are included above in the Summary Compensation Table under "All Other Compensation."

    In 1980, TDS entered into a nonqualified supplemental benefit agreement with LeRoy T. Carlson which, as amended, requires TDS to pay a supplemental retirement benefit to Mr. Carlson, in the amount of $47,567 plus interest at a rate equal to 1/4% under the prime rate for the period from May 15, 1981 (the date of Mr. Carlson's 65th birthday) to May 31, 1991, in five annual installments beginning June 1, 2001, plus interest at 9 1/2% compounded semi-annually from June 1, 1991. The agreement was entered into because certain amendments made to the Pension Plan in 1974 had the effect of reducing the amount of retirement benefits which Mr. Carlson would receive under the Pension Plan. The payments to be made under the agreement, together with the retirement benefits under the Pension Plan, were designed to permit Mr. Carlson to receive approximately the same retirement benefits he would have received if the Pension Plan had not been amended. All of the interest accrued under this agreement is included above in the Summary Compensation Table under "All Other Compensation" and identified in footnote 5 thereto as contributions under the Employees' Pension Trust (EPT).

    In 1988, USM entered into a nonqualified supplemental benefit agreement with
H. Donald Nelson which requires USM to pay a supplemental retirement benefit to Mr. Nelson. The agreement was entered into because Mr. Nelson's employment with TDS was terminated upon the completion of the initial public offering of USM Common Shares in May 1988 and, as a result, he was no longer eligible to participate in the Pension Plan. Under the supplemental benefit agreement, USM is obligated to pay Mr. Nelson an amount equal to the difference between the retirement benefit he will receive from the Pension Plan and that which he would have received had he continued to work for TDS. USM will pay any such benefit at the same time as Mr. Nelson receives payments from the Pension Plan. At the time of Mr. Nelson's withdrawal from the TDS Pension Plan, he had 5 years of credited service. If he had continued as an active participant, he would have received credit for 16 years of service upon retirement at age 65. If Mr. Nelson had continued to be employed by TDS, and had remained employed through age 65, he would have been eligible to receive an estimated annual benefit upon retirement of approximately $50,000 under the TDS Pension Plan. Currently, Mr. Nelson's annual benefit under the TDS Pension Plan is expected to be approximately $15,000. Accordingly, Mr. Nelson is expected to receive an estimated annual benefit of approximately $35,000 under the supplemental benefit agreement. Such estimates are based on Mr. Nelson's base salary, which is included in the cash compensation table above, and calculations of certain projections to age 65. The actual benefits payable to Mr. Nelson upon retirement will be based upon the facts that exist at the time and will be determined actuarially pursuant to the TDS Pension Plan. Since the nature of this agreement is a defined benefit arrangement, no amounts related thereto are included above in the Summary Compensation Table.

SALARY CONTINUATION AGREEMENT

    The Company has entered into an agreement with LeRoy T. Carlson whereby it will employ Mr. Carlson until he elects to retire. Mr. Carlson is to be paid at least $60,000 per annum until his retirement. The agreement also provides that upon his retirement, Mr. Carlson will be retained by the Company as a part-time consultant (for not more than 60 hours in any month) until his death or disability. Upon his retirement, Mr. Carlson will receive $75,000 per annum as a consultant, plus increments beginning in 1985 equal to the greater of three percent of his consulting fee or two-thirds of the percentage increase in the consumer price index for the Chicago metropolitan area. If Mr. Carlson becomes disabled before retiring, the Company can elect to discontinue his employment and retain him in accordance with the consulting arrangement described above. Upon Mr. Carlson's death (unless his death follows his voluntary termination of his employment or the consulting arrangement), his widow will receive until her death an amount equal to that which Mr. Carlson would have received as a consultant. The Company may terminate payments under the agreement if Mr. Carlson becomes the owner of more than 21% of the stock, or becomes an officer, director, employee or paid agent of any competitor of the Company within the continental United States. No amounts were accrued or payable under this agreement in 1993, 1992 or 1991, and no amounts related thereto are included above in the Summary Compensation Table.

COMPENSATION OF DIRECTORS

    In 1993, each of Walter C.D. Carlson, Lester O. Johnson, Donald C. Nebergall and Herbert S. Wander earned $18,000 as director's fees and $1,500 for services on the audit committee, and Lester O. Johnson was reimbursed $953 for expenses incurred in attending meetings. In addition to the life insurance reported for the named executive officers reported in the Summary Compensation Table above, the Company paid directors' life insurance premiums in 1993 on behalf of each of the following directors in the indicated amounts: Donald R. Brown ($1,888); Walter C.D. Carlson ($159); Robert J. Collins ($483); Rudolph E. Hornacek ($2,198); Lester O. Johnson ($10,640); Donald C. Nebergall ($869); and Herbert
S. Wander ($801). Except for such life insurance premiums, directors who are also employees of the Company do not receive any compensation for services rendered as directors. Donald C. Nebergall also received $21,577 in reimbursement of certain expenses and $127,745 for consulting services provided to the Company in 1993.

EXECUTIVE OFFICER COMPENSATION REPORT

    This report is submitted by LeRoy T. Carlson, Jr., President, and LeRoy T. Carlson, Chairman, who in effect function as the compensation committee of the Board of Directors.

    The Company's compensation policy for executive officers is intended to provide incentives for the achievement of corporate and individual performance goals and to provide compensation consistent with the financial performance of the Company. The Company's policy is based on the belief that the incentive compensation performance goals for executive officers should be based on factors over which such officers have control and which are important to the Company's long-term success. It is also believed that compensation paid should be appropriate in relation to the financial performance of the Company and should be sufficient to enable the Company to attract and retain individuals possessing the talents required for the Company's long-term successful performance.

    Executive compensation consists of both annual and long-term compensation. Annual compensation consists of a base salary and an annual bonus. The Company evaluates the annual compensation of each executive officer on an aggregate basis by combining the base salary and bonus, and also evaluates the level of the base salary and the bonus separately. Annual compensation decisions are based partly on individual and corporate short-term performance and partly on the individual and corporate cumulative long-term performance during the executive's tenure in his position, particularly with regard to the offices of Chairman and President (chief executive officer). Long-term compensation is intended to compensate executives primarily for their contributions to long-term increases in shareholder value. Long-term compensation is generally provided through the grant of stock options.

    The process of determining base salary begins with establishing an appropriate salary range for each officer. Each officer's range is based upon the particular duties and responsibilities of the officer, as well as salaries for comparable positions with other companies. These other companies include the companies included in the peer group index described below under "Stock
Performance Chart," as well as other companies in the telecommunications industry and other industries with similar characteristics, to the extent considered appropriate in the judgment of the President, based on similar size, function, geography or otherwise. No written or formal list of specific companies is prepared. Instead, as discussed below, the President is provided with various sources of information about executive compensation at other companies, such as compensation reported in proxy statements of comparable companies and salary surveys published by various organizations. The President uses these sources and makes a personal determination of appropriate sources, companies and ranges for each executive officer. The base salary of each officer is set within a range considered appropriate in the judgment of the President based on an assessment of the particular responsibilities and performance of such officer, taking into account the performance of the Company (as discussed below), other comparable companies, the industry and the economy in general during the immediately preceding year. No written or formal salary survey is prepared nor is there formal documentation of the range considered appropriate in the judgment of the President. Instead, the President makes a personal determination of the appropriate range based on the total mix of information available to him. The salary of the executive officers is believed at or slightly above the median of the range considered to be relevant in the judgment of the President. The range considered to be relevant by the President is based on his informed judgment, using the information provided to him by the Vice President of Human Resources, as discussed below. The range is not based on any formal analysis nor is there any documentation of the range which the President considers relevant in making his compensation decisions.

    Annually, the nature and extent of each executive officer's major accomplishments and contributions for the year are determined through written information prepared by the executive and by others familiar with his performance, including the executive's direct supervisor. With regard to all executive officers other than the Chairman and the President, the President evaluates the information in terms of the personal objectives given by the President or other direct supervisor to such executive officer for the performance appraisal period. The President also makes an assessment of how well the Company did as a whole during the year and the extent to which the President believes the executive officer contributed to the results. With respect to executive officers having primary responsibility over a certain business unit or division of the Company, the President considers the performance of the business unit or division and makes an assessment of the contribution of the executive officer thereto. The primary focus of the Company is increasing shareholder value through growth, measured in terms such as revenues, landline telephone access lines, cellular telephones, pagers in service, operating cash flow and income. In general, the Company has met or exceeded its objectives of growth while managing to balance the effects of the costs of such growth. In 1993, revenues increased 29.3%, telephone access lines increased 10.7%, consolidated cellular telephone customer units increased 73.1%, pagers in service increased 43.0%, operating cash flow increased 28.5% and operating income increased 29.0%. However, no specific measures of performance are considered determinative in the compensation of executive officers. Instead, all of the facts and circumstances are taken into consideration by the President in his executive compensation decisions. Ultimately, it is the informed judgment of the President that determines an executive's salary and bonus, this being based on the total mix of information rather than on any specific measures of performance.

    Other than for the Chairman and the President, the President, in effect, serves as the compensation committee. The Vice President-Human Resources accumulates and prepares various materials, including relevant base pay and bonus information, for the annual compensation reviews of executive officers. These materials are reviewed by the President along with various performance evaluation information. The President will determine the bonus for 1993 and base salary for 1994 for all executives other than himself and the Chairman. The Company has no written or formal corporate bonus plan. The bonuses for corporate executive officers are determined by the President based on his evaluation of each executive's contribution to the Company, the achievement of individual objectives, the Company's performance and all other facts and circumstances considered relevant in his judgment. The President has not yet taken action to approve the 1993 bonus or the 1994 base salary for these executives. Due to the fact that the 1993 bonus had not been determined as of the end of 1993, the President and Chairman approved advance payments in 1993 of the 1993 bonus of up to 75% of the actual bonus for 1992 to all executive officers of TDS, including the Chairman and President (except that for 1993 75% of the actual bonus for 1991 was advanced to the Executive Vice President of Finance since the 1992 actual bonus had not yet been finally determined), since they believed that 1993 bonuses would be set at least at this level.

    The compensation of the Chairman, who is also the primary corporate development officer, and the President (chief executive officer) of the Company, is reviewed in a manner similar to the foregoing, but with some differences. In addition to the factors described above for all executive officers in general, the Vice President-Human Resources prepares an analysis of compensation paid to chief executive officers and chief operating officers of other comparable companies. These other companies include the companies included in the peer group index described below under "Stock Performance Chart," as well as other companies in the telecommunications industry and other industries with similar characteristics, to the extent considered appropriate in the judgment of the Chairman and President, based on similar size, function, geography or otherwise. This information is presented to the President who recommends base salary and bonus levels for himself and the Chairman to the Chairman. The Chairman approves the final base salary and bonus of the President and Chairman based on the recommendation of the President. The base salary of the President was increased from $290,000 in 1992 to $316,000 in 1993, representing an increase of approximately 9%. The base salary of the Chairman was increased from $245,000 in 1992 to $265,000 in 1993, representing an increase of approximately 8%. The Chairman's bonus was $60,000 in 1992 and the President's bonus was $75,000 in 1992. Due to the fact that the 1993 bonus had not been determined as of the end of 1993, the President and Chairman approved advance payments of 75% of these amounts in 1993 for the 1993 bonus, since they believed that 1993 bonuses would be set at least at this level. The President and Chairman have not yet taken action to establish the 1993 bonus or the 1994 base salary for themselves.

    As with the other executive officers, the compensation decisions for the President and Chairman are based on all facts and circumstances and the total mix of information rather than related to any specific measures of performance. The President and Chairman have access to numerous performance measures and financial statistics prepared by the Company's financial personnel. This financial information includes the audited financial statements of the Company, as well as internal financial statements such as budgets and their results, operating statistics and various analyses. They are not limited in their analysis to the information presented to them by the Vice President-Human Resources or available from financial personnel, and may consider other factual or subjective factors as they deem appropriate in their compensation decisions. No specific measures of performance are considered determinative in the compensation of the President and Chairman. Instead, all of the facts and circumstances are taken into consideration by the President and the Chairman in their executive compensation decisions for themselves. Ultimately, it is the informed judgment of the Chairman, based on the recommendation of the President, that determines the salary and bonus for the President and Chairman, this being based on the total mix of information rather than on any specific measures of performance. The Chairman and President believe that the annual total base salary and bonus compensation of the Chairman and the President on a combined basis has been consistently set at a level less than an average level for equally responsible executives at companies which they consider comparable. The Chairman and President base this belief on their personal assessment and judgment of their own responsibilities in comparison to the chief executive officers and chief operating officers of the companies included in the peer group index described below under "Stock Performance Chart," as well as other companies in the telecommunications industry and other industries with similar characteristics, based on the information provided to them by the Vice President of Human Resources, as discussed above. The Chairman and President have a substantial beneficial interest in the Company, as described below under "Security Ownership of Management," and will benefit together with other shareholders based on the performance of the Company. Considering this and the Company's long-term growth and performance, the compensation of the Chairman and President are not further reviewed or adjusted by the Board of Directors of the Company.

    At such time as the Chairman and President determine the 1993 bonus and 1994 salary, they may also consider long-term compensation in the form of additional stock option grants, stock appreciation rights or otherwise for executive officers. The long-term compensation decisions are made in a manner similar to that described for annual base salary and bonus decisions, except that the stock options will generally vest over several years in a manner which will reflect the goal of relating the long-term compensation of the executive officers, including the Chairman and President, to increases in shareholder value over the same period.

    TAX LAW CHANGES. In 1993, the federal income tax laws were amended to limit the deduction a publicly-held company is allowed for compensation paid in 1994 and thereafter to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, compensation in excess of $1 million in any year to a covered executive, other than specified performance-based compensation, cannot be deducted for federal income tax purposes. Under transition rules provided in proposed regulations, stock option plans that meet certain requirements are deemed to meet the performance-based compensation exception and need not be amended until 1997. As a result, the Company does not believe that these tax law changes will have any effect on the Company in the near future. The Company will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Company deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

    By LeRoy T. Carlson, Chairman, and LeRoy T. Carlson, Jr., President

STOCK PERFORMANCE CHART

    The following chart graphs the performance of the cumulative total return to shareholders (stock price appreciation plus dividends) during the previous five years in comparison to returns of the Standard & Poor's 500 Composite Stock Price Index and a peer group index. The peer group index was constructed specifically for the Company and includes the following non-Bell telephone companies: ALLTEL Corp., C-TEC Corp., Century Telephone Enterprises, Inc., Cincinnati Bell, Inc., Lincoln Telecommunications, Inc., Rochester Telephone Corp., Southern New England Telecommunications Corp. and TDS. In calculating the peer group index, the returns of each company in the group have been weighted according to such company's market capitalization at the beginning of the period.
                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*
                            TDS, S&P 500, Peer Group
                     (Performance results through 12/31/93)

                          [LINE GRAPH OF DATA POINTS]

                       1988     1989     1990     1991     1992     1993
TDS                   $100.00  $170.50  $127.02  $132.86  $153.45  $198.34
S&P 500               $100.00  $131.49  $127.32  $166.21  $179.30  $197.23
Peer Group            $100.00  $162.30  $133.18  $140.36  $166.68  $201.61

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in TDS common stock, S&P 500, and Peer Group.

*Cumulative total return assumes reinvestment of dividends.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    LeRoy T. Carlson and LeRoy T. Carlson, Jr., make executive compensation decisions for TDS. LeRoy T. Carlson, Chairman of TDS, and LeRoy T. Carlson, Jr., President (chief executive officer) of TDS, are members of the Board of Directors of TDS and of USM, and LeRoy T. Carlson, Jr., is a member of the Board of Directors of TDS Telecom and APP. LeRoy T. Carlson, Jr., Chairman of TDS Telecom, USM and APP, approves the executive officer compensation decisions for TDS Telecom, USM and APP. James Barr III, a director of the Company and APP, and a director and the President of TDS Telecom, participates in executive compensation decisions for TDS Telecom; H. Donald Nelson, a director and the President of USM, participates in executive compensation decisions for USM; and John R. Schaaf, a director and the President of APP, participates in executive compensation decisions for APP. LeRoy T. Carlson, LeRoy T. Carlson, Jr., James Barr III, H. Donald Nelson and John R. Schaaf also serve as directors and officers of numerous direct or indirect subsidiaries of the Company, TDS Telecom, USM and/or APP.

ISSUANCE OF TDS SHARES ON BEHALF OF USM.

    The Company issues TDS securities in connection with the acquisition of cellular interests on behalf of USM. At the time such acquisitions are closed, the acquired cellular interests are generally transferred to USM, which reimburses TDS by issuing USM securities to TDS or by increasing the balance due to TDS under a revolving credit agreement between TDS and USM (the "Revolving Credit Agreement"). The fair market value of the USM securities issued to TDS in connection with these transactions is calculated in the same manner and over the same time period as the fair market value of the TDS securities issued to the sellers in such acquisitions. During 1993, USM issued 5.5 million USM Common Shares to TDS and became indebted to TDS for an additional $101.5 million under the Revolving Credit Agreement, to reimburse TDS for 6.1 million TDS Common Shares issued in such transactions.

    In addition to the shares described in the preceding paragraph, additional securities of TDS and USM were authorized for issuance in connection with acquisitions of cellular interests that were pending at December 31, 1993. In connection with these acquisitions, TDS expects to issue in 1994 or later years approximately 2.4 million TDS Common Shares, for which USM will reimburse TDS by issuing approximately 3.7 million USM Common Shares and increasing the amount of debt under the Revolving Credit Agreement in an amount estimated to be approximately $400,000.

OTHER RELATIONSHIPS AND RELATED TRANSACTIONS.

    Walter C.D. Carlson, a director of the Company, Michael G. Hron, Secretary of the Company and APP, Stephen P. Fitzell, the Secretary of USM and Sherry S. Treston, the Assistant Secretary of USM, are partners of Sidley & Austin, the principal law firm of the Company and its subsidiaries. Walter C.D. Carlson is a trustee and beneficiary of a voting trust which controls TDS and is the husband of Debora M. de Hoyos, a director of APP.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth, at March 7, 1994, the number of Common Shares and Series A Common Shares beneficially owned, and the percentage of the outstanding shares of each such class so owned by each director and nominee for director of the Company, and by all directors and executive officers as a group.

                                                                                                   PERCENT OF
       NAME OF INDIVIDUAL OR                                  AMOUNT AND NATURE OF    PERCENT OF     VOTING
    NUMBER OF PERSONS IN GROUP           TITLE OF CLASS      BENEFICIAL OWNERSHIP(1)    CLASS        POWER
- -----------------------------------  ----------------------  -----------------------  ----------   ----------
LeRoy T. Carlson, Jr., Walter C.D.
  Carlson, Letitia G. Carlson,
  Donald C. Nebergall and Melanie
  J. Heald(2)......................  Series A Common Shares            6,238,555         90.7  %      54.3  %

LeRoy T. Carlson, Jr., C. Theodore
  Herbert, Ronald D. Webster and
  Michael G. Hron(3)...............  Common Shares                           945          *            *
                                     Series A Common Shares              146,576         2.1%         1.3%

LeRoy T. Carlson, Jr., C. Theodore
  Herbert, Ronald D. Webster and
  Michael G. Hron(4)...............  Common Shares                        22,252          *            *

LeRoy T. Carlson(5)................  Common Shares                        38,610          *            *
                                     Series A Common Shares               50,398          *            *

LeRoy T. Carlson, Jr.(6)(12).......  Common Shares                        42,332          *            *

Murray L. Swanson(7)(12)...........  Common Shares                        23,293          *            *
                                    Series A Common Shares                2,427          *            *

James Barr III(12).................  Common Shares                         9,645          *            *

H. Donald Nelson(7)................  Common Shares                         4,888          *            *
                                     Series A Common Shares                5,101          *            *

Rudolph E. Hornacek(8).............  Common Shares                        12,156          *            *
                                     Series A Common Shares                2,348          *            *

                                                                                                   PERCENT OF
       NAME OF INDIVIDUAL OR                                  AMOUNT AND NATURE OF    PERCENT OF     VOTING
    NUMBER OF PERSONS IN GROUP           TITLE OF CLASS      BENEFICIAL OWNERSHIP(1)    CLASS        POWER
- -----------------------------------  ----------------------  -----------------------  ----------   ----------
Lester O. Johnson(9)...............  Common Shares                         2,391          *            *
                                     Series A Common Shares               90,262         1.3%          *

Donald C. Nebergall(10)............  Common Shares                         7,684          *            *

Walter C.D. Carlson(11)............  Common Shares                            66          *            *

Donald R. Brown(12)................  Common Shares                        15,061          *            *
                                     Series A Common Shares                4,551          *            *

Robert J. Collins(12)..............  Common Shares                         6,619          *            *
                                     Series A Common Shares                  498          *            *

Other executive officers
  (6 persons)(12)..................  Common Shares                        80,531          *            *
                                     Series A Common Shares                  702          *            *

All directors and executive
  officers as a group (18
  persons)(12).....................  Common Shares                       266,473          *            *
                                     Series A Common Shares            6,541,418        95.1%        56.9%

- ---------
  * Less than 1%.
 1. The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes.
 2. The shares listed are held by the persons named as trustees under a voting trust which expires June 30, 2009, created to facilitate long-standing relationships among the trustees' certificate holders. Under the terms of the voting trust, the trustees hold and vote the Series A Common Shares held in the trust. If the voting trust were terminated, the following persons would each be deemed to own beneficially more than 5% of the outstanding Series A Common Shares: Margaret D. Carlson (wife of LeRoy T. Carlson), LeRoy T. Carlson, Jr., Walter C.D. Carlson, Prudence E. Carlson, Letitia G. Carlson (children of LeRoy T. Carlson and Margaret D. Carlson) and Donald C. Nebergall, as trustee under certain trusts for the benefit of the heirs of LeRoy T. and Margaret D. Carlson and an educational institution. In addition, Margaret D. Carlson owns 50,398 Series A Common Shares directly and Prudence E. Carlson owns 194,148 Series A Common Shares directly.
 3. Voting and investment control is shared by the persons named as trustees of the Telephone and Data Systems, Inc. Employees' Pension Trust I.
 4. Voting and investment control is shared by the persons named as trustees of the Telephone and Data Systems, Inc. Tax-Deferred Savings Trust. Does not include 165,245 shares as to which the voting and investment power is passed through to plan participants.
 5. Does not include 278,647 Series A Common Shares (4.0% of class) held for the benefit of LeRoy T. Carlson in the voting trust described in footnote (2). Beneficial ownership is disclaimed as to 635,767 Series A Common Shares held for the benefit of his wife in such voting trust and as to 50,398 Series A Common Shares shown in the table which are held directly by his wife (an aggregate of 10.0% of class).
 6. Does not include 1,064,593 Series A Common Shares (15.5% of class) held in the voting trust described in footnote (2), of which 1,038,214 shares are held for the benefit of LeRoy T. Carlson, Jr. Beneficial ownership is disclaimed with respect to an aggregate of 26,379 Series A Common Shares held for the benefit of his wife, his children and others in such voting trust.
 7. Includes shares held by and/or in joint tenancy with spouse or children.
 8. Includes 675 Series A Common Shares held as custodian for his children.
 9. Does not include 244,622 Series A Common Shares (3.6% of class) held for the benefit of Lester O. Johnson and his wife in the voting trust described in footnote (2).
10. Includes 7,379 Common Shares held as trustee under a trust for the benefit of an educational institution and the heirs of LeRoy T. and Margaret D. Carlson. Does not include 998,805 Series A Common Shares (14.5% of class) held as trustee under trusts for the benefit of the heirs of LeRoy T. and Margaret D. Carlson and an educational institution, or 30 Series A Common Shares held for the benefit of Donald C. Nebergall, which are included in the voting trust described in footnote (2).
11. Does not include 1,064,430 Series A Common Shares (15.5% of class) held in the voting trust described in footnote (2), of which 1,039,774 shares are held for the benefit of Walter C.D. Carlson. Beneficial ownership is disclaimed with respect to an aggregate of 24,656 Series A Common Shares held for the benefit of his wife and children in such voting trust.
12. Includes the following number of Common Shares that may be purchased pursuant to stock options and/or stock appreciation rights which are currently exercisable or exercisable within 60 days: Mr. Swanson, 3,375 shares; Mr. LeRoy T. Carlson, Jr., 38,250 shares; Mr. Barr, 8,000 shares; Mr. Hornacek, 8,000 shares; Mr. Brown, 7,827 shares; Mr. Collins, 1,310 shares; and all other executive officers, 48,287 shares.

                             PRINCIPAL SHAREHOLDERS

    In addition to persons listed in the preceding table and the footnotes thereto, the following table sets forth, as of March 7, 1994, information regarding each person who beneficially owns more than 5% of any class of voting securities of TDS. The nature of beneficial ownership in this table is sole voting and investment power except as otherwise set forth in footnotes thereto.

                                                                                                        PERCENT OF
                                                                        SHARES OF TDS    PERCENT OF       VOTING
        SHAREHOLDER'S NAME AND ADDRESS              TITLE OF CLASS       CLASS OWNED      TDS CLASS        POWER
- -----------------------------------------------  --------------------  ---------------  -------------  -------------
Eagle Asset Management Inc. ...................  Common Shares            3,255,980(1)         7.1%          2.8 %
880 Carillon Parkway

St. Petersburg, Florida 33733
Putnam Investments,Inc., et al. ...............  Common Shares            2,478,405(2)         5.4%          2.2 %

One Post Office Square
Boston, Massachusetts 02109

Goldman Sachs & Co. ...........................  Preferred Shares            50,860           11.7%          *
85 Broad Street
New York, New York 10004

Roland G. and Bette B. Nehring ................  Preferred Shares            23,030            5.3%          *
5253 North Dromedary Road
Phoenix, Arizona 85018

Regional Operations Group Inc. ................  Preferred Shares            24,297            5.6%          *
312 South 3rd Street
Minneapolis, Minnesota 55440

- ---------
*     Less than 1%.
(1) Based on the most recent Schedule 13G (Amendment No. 3) filed with the Securities and Exchange Commission ("SEC"). In such Schedule 13G filing, Eagle Asset Management, Inc. has reported sole investment power and sole voting power with respect to all such shares.
(2) Based on a Schedule 13G filed with the SEC. The Schedule 13G reports that Putnam Investments, Inc. and The Putnam Advisory Company, Inc. share voting power with respect to 241,257 Common Shares, that Putnam Investments, Inc. and Putnam Investment Management, Inc. share dispositive power with respect to 2,128,285 Common Shares, and that Putnam Investments, Inc. and The Putnam Advisory Company, Inc. share dispositive power with respect to 350,120 Common Shares. The Schedule 13G reports that Marsh & McLennan Companies, Inc. is the direct or indirect parent corporation of each of such entities.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    See "Executive Compensation--Compensation Committee Interlocks and Insider Participation."

                 SHAREHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

    In order to be considered for inclusion in the Company's proxy materials for the 1995 Annual Meeting of Shareholders, any shareholder proposal must be addressed to Telephone and Data Systems, Inc., 30 North LaSalle Street, Suite 4000, Chicago, Illinois 60602, Attention: Secretary, and must be received no later than December 13, 1994.

                            SOLICITATION OF PROXIES

    Your proxy is solicited by the Board of Directors and its agents and the cost of solicitation will be paid by the Company. Officers, directors and regular employees of the Company, acting on its behalf, may also solicit proxies by telephone, telegraph or personal interview. The Company will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons. The Company has also retained Kissel-Blake Inc. to assist in the solicitation of proxies for a fee of $8,000 plus out-of-pocket expenses.

                             FINANCIAL INFORMATION

    THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1993, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER AS OF THE RECORD DATE, AND WILL PROVIDE COPIES OF THE EXHIBITS TO THE REPORT UPON PAYMENT OF A REASONABLE FEE WHICH SHALL NOT EXCEED THE COMPANY'S REASONABLE EXPENSES INCURRED THEREWITH. REQUESTS FOR SUCH MATERIALS SHOULD BE DIRECTED TO INVESTOR RELATIONS, TELEPHONE AND DATA SYSTEMS, INC., 30 NORTH LASALLE STREET, 40TH FLOOR, CHICAGO, ILLINOIS 60602, TELEPHONE (312) 630-1900.

                                 OTHER BUSINESS

    It is not anticipated that any action will be asked of the shareholders other than that set forth above, but if other matters properly are brought before the Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment.

                                          By order of the Board of Directors

                                          /s/ Michael G. Hron

                                          Michael G. Hron
                                          SECRETARY

   ALL SHAREHOLDERS ARE URGED TO SIGN, DATE AND MAIL THEIR PROXIES PROMPTLY.

                                   EXHIBIT A
                        TELEPHONE AND DATA SYSTEMS, INC.
                       1993 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1. ESTABLISHMENT; PURPOSE; SCOPE.

    Telephone and Data Systems, Inc. hereby establishes the Telephone and Data Systems, Inc. 1993 Employee Stock Purchase Plan to encourage and facilitate the purchase of its common shares by eligible employees. The Plan is intended to provide eligible employees an additional incentive to promote the best interests of the Controlled Group and an additional opportunity to participate in its economic progress. The Plan is intended to be an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and provisions of the Plan shall be construed in a manner consistent with the Code.

SECTION 2. DEFINITIONS; CONSTRUCTION.

    As used herein the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise:

    (a) "AFFILIATE" means any trade or business entity that is a member of the same controlled group (as described in section 414(b) and (c) of the Code) as an Employer, any organization that is a member of an affiliated service group (as described in section 414(m) of the Code) which includes an Employer or such a trade or business or any other entity required to be aggregated with an Employer pursuant to final regulations under section 414(o) of the Code.

    (b) "BENEFITS DIVISION" means the Benefits Division of the Company located in Madison, Wisconsin.

    (c) "BOARD" means the Board of Directors of the Company as from time to time constituted.

    (d) "COMMON SHARES" means the common shares of the Company, par value $1.00 per share.

    (e) "COMPANY" means Telephone and Data Systems, Inc., an Iowa corporation, and any successor thereto.

    (f) "COMPENSATION" means base annual salary as of October 1, 1993, plus annualized commissions paid during the period January 1, 1993 through September 30, 1993, plus bonuses paid (not annualized) during the same period, which excludes overtime, moving expenses, car allowances, and amounts received pursuant to the exercise of stock appreciation rights and non-qualified stock options.

    (g)  "CONTROLLED GROUP" means the Company and its Subsidiaries.

    (h)  "EFFECTIVE DATE" means October 1, 1993.

    (i) "EMPLOYER" means the Company and any corporation that is or becomes a member of the Controlled Group and adopts the Plan with the prior approval of the Company, as evidenced by a resolution of the Board.

    (j) "EXERCISE DATE" means December 31, 1994 or the Termination Date, as the case may be.

    (k) "FAIR MARKET VALUE" means the closing price of a Common Share on the American Stock Exchange on the date of reference or, if the date of reference is not a trading day, the closing price of a Common Share on the American Stock Exchange on the next preceding trading day.

    (l) "OFFERING PRICE" means 85 percent of the Fair Market Value of a Common Share on the Effective Date, i.e., $44.73 (85% X $52.625).

    (m) "PARTICIPANT" means any employee of an Employer who meets the eligibility requirements of Section 4 and who has elected to purchase Common Shares pursuant to Section 7 under an option determined pursuant to Section 6(b).

    (n) "PLAN" means the Telephone and Data Systems, Inc. 1993 Employee Stock Purchase Plan set forth herein and any amendment thereto.

    (o) "SUBSIDIARY" means a corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    (p)  "TERMINATION DATE" means December 31, 1995.

    The masculine gender, when appearing in this Plan, shall be deemed to include the feminine gender unless the context clearly indicates to the contrary. The words "hereof", "herein", and "hereunder", and other similar compounds of the word "here", shall mean and refer to the entire Plan and not to any particular provision or section of this document.

SECTION 3. ADMINISTRATION.

    The Plan shall be administered by a committee (the "Committee"), the members of which shall be the following three individuals selected by the Board: LeRoy
T. Carlson, Jr., Herbert Wander, and Donald Nebergall. Subject to the express provisions hereof, the Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for its administration. The Committee's determinations on the matters referred to in this paragraph shall be conclusive. No member of the Committee shall be personally liable for any decision or determination made in good faith under the Plan.

SECTION 4. ELIGIBILITY.

    (a) Any employee of an Employer shall be eligible to participate in the Plan, provided he has at least six (6) months of continuous service with an Employer immediately prior to December 31, 1993. For the sole purpose of calculating length of such continuous service under the Plan, an employee shall be credited for service with an Employer, an Affiliate and any other member of the Controlled Group (even though such service may have been performed prior to the Company's acquisition of such member or prior to the time such Affiliate became an Affiliate). No eligibility provision hereof shall permit or deny participation in the Plan in a manner contrary to the applicable requirements of the Code and final regulations promulgated thereunder.

    (b) Notwithstanding anything herein to the contrary, no employee shall be granted an option under the Plan to purchase Common Shares if such employee, immediately after the grant of the option, would own stock (including shares subject to the option) possessing 5 percent or more of the total combined voting power or value of all classes of issued and outstanding stock of the Company or any of its Subsidiaries. For the foregoing purposes, the rules of stock attribution set forth in section 424(d) of the Code shall apply in determining share ownership. In addition, no member of the Committee shall be eligible to participate in the Plan.

SECTION 5. PURCHASE PRICE.

    The purchase price shall be the lesser of (i) the Offering Price or (ii) the Fair Market Value of a Common Share on the Exercise Date.

SECTION 6. NUMBER OF COMMON SHARES OFFERED.

    (a) The maximum number of shares available for purchase under the Plan shall be 125,000 Common Shares, subject to adjustment as provided in Section 14. Such Common Shares may, at the election of the Company, be either treasury shares or shares originally issued for such purpose.

    (b) A Participant shall be entitled to elect to purchase a total number of Common Shares equal to one share for each $250.00 of his Compensation ("base shares") plus any number of additional shares that may be available (as determined under subsection (e) of this Section) and that are requested by such Participant, to a maximum of 200 percent of his base shares ("additional shares").

    (c) Notwithstanding the immediately preceding subsection, if the total amount of base shares that a Participant is entitled to purchase is less than twenty Common Shares, the Participant who elects to purchase Common Shares under the Plan shall be required to purchase all of his base shares and that number of additional Common Shares that, when added to his base shares equals twenty Common Shares (such additional shares hereinafter shall be referred to as "deemed base shares"). Such a Participant shall be entitled to purchase any number of additional Common Shares that may be available (as determined under subsection (e) of this Section) to a maximum of 200 percent of his base shares, less his deemed base shares.

    (d) No Participant shall be granted an option to purchase Common Shares under the Plan that permits the Participant to purchase shares in any calendar year under the Plan and all other employee stock purchase plans (within the meaning of section 423 of the Code) of the Company and its Subsidiaries with an aggregate fair market value (determined as of the effective date) in excess of $25,000.

    (e) If the total number of base shares elected to be purchased by Participants exceeds 125,000 Common Shares, the number of Common Shares that may be purchased by each Participant shall be reduced to that number of Common
Shares equal to the number of base shares elected to be purchased by such Participant multiplied by a fraction, the numerator of which is 125,000 and the denominator of which is the total number of base shares elected to be purchased by all Participants. If the total number of base shares and additional shares elected to be purchased by Participants exceeds 125,000 Common Shares, the Committee shall revise the maximum percentage of additional shares that any Participant shall be permitted to purchase so that the total number of shares to be purchased by each Participant is the greatest number of whole shares he elected to purchase which, when added together with the revised greatest number of Common Shares to be purchased by all other Participants, does not exceed 125,000 Common Shares. In determining the revised maximum percentage, the Committee shall reduce the number of additional shares elected by each Participant who elected to purchase more than such revised maximum percentage so that no Participant may purchase more additional shares than such percentage. Notwithstanding the preceding sentences of this subsection (e), the number of Common Shares that may be purchased by a Participant shall not be reduced to less than twenty Common Shares.

SECTION 7. ENROLLMENT PERIOD; ELECTION TO PARTICIPATE.

    (a) The Committee shall establish an enrollment period ending no later than the beginning of the Deduction Period during which an eligible employee may elect to purchase Common Shares by executing and delivering to the Benefits Division a payroll deduction authorization form. A Participant may not increase the number of Common Shares he elects to purchase during the term of the Plan.

    (b) An election to purchase Common Shares shall not constitute a contract to purchase. Such an election shall merely notify the Company of the number of Common Shares to be held for purchase by the Participant.

SECTION 8. DEDUCTION PERIOD; PAYMENT FOR COMMON SHARES.

    (a) The "Deduction Period" for each Participant shall commence on January 1, 1994 and shall end as soon as administratively possible after the earliest of the following dates: (i) the Termination Date, (ii) the date the Benefits
Division receives the Participant's written notice that he is completely abandoning his election to purchase Common Shares under the Plan, (iii) the effective date of the Participant's termination of service with his Employer (and such Participant's employment is not transferred to another Employer) or
(iv) the date of the Participant's death.

    (b) Concurrently with his election to purchase Common Shares, the Participant shall authorize a payroll deduction in an amount that, for the duration of the Deduction Period (assuming that the Deduction Period shall end on the Termination Date) shall provide for full payment for each Common Share which he elects to purchase, assuming that the purchase price for a Common Share shall equal the Offering Price.

    (c) All payroll deductions held by the Company under the Plan will be held without interest.

    (d) Subject to each Participant's right to abandon his election to purchase Common Shares pursuant to Section 10 hereof, the Company shall purchase Common Shares on behalf of each Participant pursuant to Section 9 hereof on each Exercise Date.

    (e) All payroll deductions held by the Company shall be segregated from the general funds of the Company in an account designated as the "Employee Stock Purchase Plan Account". Such account shall be restricted to the uses provided herein.

SECTION 9. ISSUANCE OF COMMON SHARES AND DELIVERY OF STOCK CERTIFICATES.

    (a) On the first Exercise Date, the Committee shall purchase on behalf of each Participant who has an election to purchase Common Shares in effect on such date that number of whole Common Shares that does not exceed 1/2 of the number of Common Shares subject to such election. On the second Exercise Date, the Committee shall purchase on behalf of each Participant who has an election to purchase Common Shares in effect on such date the remainder of the Common Shares subject to such election.

    (b) As and whenever Common Shares are issued to Participants, the Committee shall authorize the payment to the Company out of the Employee Stock Purchase Plan Account an amount in cash equal to the aggregate of the purchase prices of the Common Shares issued. If the purchase price is less than the Offering Price, payroll deductions that have not been used to purchase Common Shares shall be returned to each Participant in an amount equal to the excess of the Offering Price over the purchase price multiplied by the number of shares purchased for such Participant.

    (c) Each certificate for Common Shares to be issued to a Participant under the Plan shall be registered in the name of the Participant or, if the Participant so directs by written notice to the Benefits Division prior to the issuance of such stock certificate, in the names of the Participant and one other person as the Participant may designate, as joint tenants with right of survivorship.

    (d) Certificates for Common Shares shall be delivered to each Participant for the number of Common Shares paid for in full as soon as is administratively possible after each Exercise Date. No fractional shares will be issued at any time.

    (e) The issuance of Common Shares and delivery of stock certificates for Common Shares under the Plan shall be in compliance with relevant statutes and regulations of governmental authorities, including state securities laws and regulations, and with the regulations of applicable stock exchanges.

SECTION 10. RIGHT TO ABANDON ELECTION TO PURCHASE COMMON SHARES.

    At any time during the term of the Plan a Participant may abandon, in whole or in part, his election to purchase Common Shares then purchasable by and not yet issued to him, provided that a Participant may not retain the right to purchase fewer than twenty Common Shares. To the extent an election to purchase Common Shares is abandoned, the Participant shall have no further rights of any nature at any subsequent time. If the Participant retains a portion of his election to purchase Common Shares, his election will continue with respect to such lesser number of Common Shares and any amount withheld from the Participant's pay pursuant to Section 7 that exceeds the amount necessary to purchase such lesser number of Common Shares shall be refunded to the Participant. If the Participant completely abandons his election, all amounts withheld from his pay pursuant to Section 7 shall be refunded to the Participant. Any such refunds shall be returned to the Participant as soon as administratively possible.

SECTION 11. HARDSHIP WITHDRAWAL.

    If a Participant makes a hardship withdrawal from any plan with a qualified cash or deferred arrangement that is maintained by any Employer, such Participant shall be prohibited from making payroll deductions under the Plan for a period of twelve months from the date of such withdrawal. If, after the expiration of such twelve-month period, the Deduction Period has not yet expired, the Participant shall be permitted to resume payroll deductions in an amount which, over the remaining Deduction Period, shall provide for full payment for each Common Share that continues to be subject to his election and for which he has not yet made sufficient payroll deductions.

SECTION 12. TRANSFER OR TERMINATION OF EMPLOYMENT.

    (a) TRANSFER OF EMPLOYMENT TO AN AFFILIATE. If the employment of an individual who is a Participant in the Plan is transferred to an Affiliate which is not an Employer, then the amount withheld from the individual's pay pursuant to Section 7 shall be applied to purchase Common Shares on the Exercise Date next occurring after the effective date of such transfer, except to the extent the individual abandons his election to purchase Common Shares (as described in Section 10).

    (b) RETIREMENT OR DEATH. If a Participant dies or retires, then the amount withheld from his pay pursuant to Section 7 shall be applied to purchase, on the Exercise Date next occurring after the date of his death or retirement, the number of Common Shares determined by dividing the amount withheld from the Participant's pay by the Offering Price, unless and except to the extent the
Participant or, in the case of the Participant's death, his personal representative abandons the Participant's election to purchase Common Shares (as described in Section 10) on or before the earlier of (i) the Exercise Date next occurring after the Participant's death or retirement or (ii) the ninetieth (90th) day after the Participant's death or retirement. If and to the extent that the Participant, or in the case of the Participant's death, his personal representative does not abandon the Participant's election to purchase Common Shares within the time period specified in the preceding sentence, the Participant will be deemed to have exercised his option as of the earlier of such dates and his payroll deductions will be used to purchase, on the next Exercise Date, the number of Common Shares determined by dividing the amount withheld from the Participant's pay by the Offering Price, at the purchase price described in Section 5.

    (c) OTHER TERMINATION OF EMPLOYMENT. If a Participant terminates his employment with an Employer (other than as a result of a transfer to an Affiliate as described in subsection (a) of this Section or death or retirement as described in subsection (b) of this Section), then the amount withheld from the Participant's pay pursuant to Section 7 shall be returned to him as soon as administratively possible.

SECTION 13. RIGHTS NOT TRANSFERABLE.

    The right to purchase Common Shares under the Plan shall not be transferable by any Participant other than by will or the laws of descent and distribution and must be exercisable, during his lifetime, only by the Participant.

SECTION 14. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

    (a) The existence of the Plan shall not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock that affects the Common Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

    (b) If, during the term of the Plan, the Company shall effect a stock split or reverse stock split or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of Common Shares outstanding, without receiving compensation therefor in money, services or property, then: (1) in the event of an increase in the number of Common Shares outstanding, the number of Common Shares then subject to purchase hereunder shall be proportionately increased, and the cash consideration payable per share shall be proportionately reduced; and (2) in the event of a reduction in the number of Common Shares outstanding, the number of Common Shares then subject to purchase hereunder shall be proportionately reduced, and the cash consideration payable per share shall be proportionately increased.

    (c) In the event of a merger of one or more corporations into the Company, or a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Participant in the Plan shall, at no additional cost, be entitled, upon his payment for all or part of the Common Shares purchasable by him under the Plan, to receive (subject to any required action by shareholders) in lieu of the number of Common Shares which he was entitled to purchase, the number and class of shares of stock or other securities to which a holder of Common Shares would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the number of Common Shares equal to the number of shares that could be purchased with the amount withheld from the Participant's pay as of the effective date of such merger or consolidation.

    (d) If the Company is merged into or consolidated with another corporation under circumstances in which the Company is not the surviving corporation, or if the Company sells or otherwise disposes of substantially all its assets to another corporation during the term of the Plan: (1) subject to the provisions of clause (2) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an option to purchase Common Shares hereunder shall be entitled to receive upon his payment for all or part of the Common Shares purchasable by him under the Plan and shall receive in lieu of Common Shares, shares of such stock or other securities as the holders of Common Shares received pursuant to the terms of the merger, consolidation or sale; and
(2) all outstanding options to purchase Common Shares hereunder may be cancelled by the Board as of the effective date of any such merger, consolidation or sale, provided that (i) notice of such cancellation shall be given to each Participant and (ii) each such Participant shall have the right to purchase, during a 30-day period preceding the effective date of such merger, consolidation or sale, all or any part of the shares purchasable by him under the terms of the Plan.

    (e) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Shares then available for purchase under the Plan.

SECTION 15. SHAREHOLDER APPROVAL.

    The Plan is subject to the approval of a majority of the votes cast on the matter by the shareholders of the Company within twelve (12) months before or after its adoption by the Board.

SECTION 16. RIGHTS OF A SHAREHOLDER.

    No Participant shall have rights or privileges of a shareholder of the Company with respect to any Common Shares purchasable under this Plan unless and until the Participant shall become the holder of record of one or more Common Shares.

SECTION 17. NO REPURCHASE OF COMMON SHARES BY COMPANY.

    The Company is not obligated to repurchase any Common Shares acquired under the Plan.

SECTION 18. AMENDMENT OF THE PLAN.

    The Board may at any time, and from time to time, amend the Plan in any respect, except that, without the approval of the shareholders of the Company, no amendment may be made changing the number of shares to be reserved under the Plan (other than as provided in Section 14), changing the designation of Subsidiaries whose employees may be offered options under the Plan, or that would otherwise require shareholder approval.

SECTION 19. TERMINATION OF THE PLAN.

    Although it is intended that the Plan remain in effect until the Termination Date, the Board, in its discretion, may terminate the Plan at any time. Upon termination of the Plan, the Committee shall terminate payroll deductions. Unless the Participant exercises his right to abandon his election to purchase shares within the period of time determined by the Committee and communicated to Participants, the Company shall issue to each Participant the number of Common Shares paid for in full and shall deliver to each such Participant a stock certificate evidencing such shares, all as described in Section 9. Any amount withheld from the Participant's pay that exceeds the amount necessary to purchase the number of Common Shares the Participant elected to purchase and not abandon shall be refunded to the Participant.

SECTION 20. GOVERNING LAW.

    This Plan and all determinations made hereunder and action taken pursuant hereto shall be governed by the laws of the State of Iowa and construed in accordance therewith.

SECTION 21. COMPANY AS AGENT FOR EMPLOYERS.

    Each Employer, by adopting the Plan, appoints the Company and the Board its agents to exercise on its behalf all of the powers and authorities hereby conferred upon the Company and the Board by the terms of the Plan, including, but not by way of limitation, the power to amend and terminate the Plan. The authority of the Company and the Board to act as such agents shall continue for as long as necessary to carry out the purposes of the Plan.

                PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF
    THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF
                   TELEPHONE AND DATA SYSTEMS, INC.
                      TO BE HELD ON MAY 6, 1994

   The undersigned hereby appoints LeRoy T. Carlson, Jr., and Donald C. Nebergall, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the 1994 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., or at any adjournment thereof, upon the matters as set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as designated on the reverse side hereof. The Board of Directors recommends a vote "FOR" the nominee in Proposal 1 and "FOR" Proposals 2 and 3.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

                     (Continued on Reverse Side)

    PLEASE MARK IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

                                                                                         WITHHOLD
                                                                                        AUTHORITY
                                                           FOR the nominee            to vote for the
                                                            listed below           nominee listed below

1.  ELECTION OF DIRECTORS                                      / /                            / /
    DONALD R. BROWN

2.  1993 EMPLOYEE STOCK PURCHASE PLAN                          For          Against         Abstain
                                                               / /           / /              / /

3.  TO RATIFY THE SELECTION OF ARTHUR ANDERSEN & CO.           For          Against          Abstain
    FOR 1994.                                                  / /           / /              / /

4.  In accordance with their discretion, upon all
    other matters that may properly come before said          Dated:__________________________________________, 1994
    Annual Meeting and any adjournment thereof.
                                                              Please Sign Here
                                                              ______________________________________________________

                                                              ______________________________________________________


                                                              Note:  Please date this proxy and sign it exactly as your
                                                                     name or names appear hereon. All joint owners of shares
                                                                     should sign. State full title when signing as executor,
                                                                     administrator, trustee, guardian, etc. Please return
                                                                     signed proxy in the enclosed envelope.


      PROXY FOR PREFERRED SHARES ISSUED AFTER OCTOBER 31, 1981 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF
                        TELEPHONE AND DATA SYSTEMS, INC.
                             TO BE HELD ON MAY 6, 1994

    The undersigned hereby appoints LeRoy T. Carlson, Jr., and Donald C. Nebergall, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Preferred Shares that the undersigned would be entitled to vote if then personally present at the 1994 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., or at any adjournment thereof, upon the matters as set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as designated on the reverse side hereof. The Board of Directors recommends a vote "FOR" the nominees in Proposal 1 and "FOR" Proposals 2 and 3.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

                       (Continued on Reverse Side)

    PLEASE MARK IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

                                                                                         WITHHOLD
                                                                                        AUTHORITY
                                                           FOR both nominees         to vote for any
                                                            listed below           nominee as indicated

1.  ELECTION OF DIRECTORS                                      / /                            / /
    ROBERT J. COLLINS; RUDOLPH E. HORNACEK

    (INSTRUCTION: To withhold authority for any nominee, strike through that nominee's name above)

2.  1993 EMPLOYEE STOCK PURCHASE PLAN                          For          Against         Abstain
                                                               / /           / /              / /

3.  TO RATIFY THE SELECTION OF ARTHUR ANDERSEN & CO.           For          Against          Abstain
    FOR 1994.                                                  / /           / /              / /

4.  In accordance with their discretion, upon all
    other matters that may properly come before said          Dated:__________________________________________, 1994
    Annual Meeting and any adjournment thereof.
                                                              Please Sign Here
                                                              ______________________________________________________

                                                              ______________________________________________________


                                                              Note:  Please date this proxy and sign it exactly as your
                                                                     name or names appear hereon. All joint owners of shares
                                                                     should sign. State full title when signing as executor,
                                                                     administrator, trustee, guardian, etc. Please return
                                                                     signed proxy in the enclosed envelope.



    PROXY FOR PREFERRED SHARES ISSUED PRIOR TO OCTOBER 31, 1981 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF
                     TELEPHONE AND DATA SYSTEMS, INC.
                         TO BE HELD ON MAY 6, 1994

   The undersigned hereby appoints LeRoy T. Carlson, Jr., and Donald C. Nebergall, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Preferred Shares that the undersigned would be entitled to vote if then personally present at the 1994 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., or at any adjournment thereof, upon the matters as set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as designated on the reverse side hereof. The Board of Directors recommends a vote "FOR" the nominee in Proposal 1 and "FOR" Proposals 2 and 3.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL
BE VOTED FOR THE NOMINEE IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

                     (Continued on Reverse Side)

    PLEASE MARK IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

                                                                                         WITHHOLD
                                                                                        AUTHORITY
                                                           FOR the nominee            to vote for the
                                                            listed below           nominee listed below

1.  ELECTION OF DIRECTORS                                      / /                            / /
    DONALD R. BROWN

2.  1993 EMPLOYEE STOCK PURCHASE PLAN                          For          Against         Abstain
                                                               / /           / /              / /

3.  TO RATIFY THE SELECTION OF ARTHUR ANDERSEN & CO.           For          Against          Abstain
    FOR 1994.                                                  / /           / /              / /

4.  In accordance with their discretion, upon all
    other matters that may properly come before said          Dated:__________________________________________, 1994
    Annual Meeting and any adjournment thereof.
                                                              Please Sign Here
                                                              ______________________________________________________

                                                              ______________________________________________________


                                                              Note:  Please date this proxy and sign it exactly as your
                                                                     name or names appear hereon. All joint owners of shares
                                                                     should sign. State full title when signing as executor,
                                                                     administrator, trustee, guardian, etc. Please return
                                                                     signed proxy in the enclosed envelope.



               PROXY FOR SERIES A COMMON SHARES SOLICITED ON BEHALF OF
       THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF
                       TELEPHONE AND DATA SYSTEMS, INC.
                        TO BE HELD ON MAY 6, 1994

   The undersigned hereby appoints LeRoy T. Carlson, Jr., and Donald C. Nebergall, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Series A Common Shares that the undersigned would be entitled to vote if then personally present at the 1994 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., or at any adjournment thereof, upon the matters as set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as designated on the reverse side hereof. The Board of Directors recommends a vote "FOR" the nominees in Proposal 1 and "FOR" Proposals 2 and 3.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

                        (Continued on Reverse Side)

    PLEASE MARK IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

                                                                                        WITHHOLD
                                                                                       AUTHORITY
                                                           FOR both nominees         to vote for any
                                                             listed below         nominee as indicated

1.  ELECTION OF DIRECTORS                                      / /                            / /
    ROBERT J. COLLINS; RUDOLPH E. HORNACEK

    (INSTRUCTION: To withhold authority for any nominee, strike through that nominee's name above)

2.  1993 EMPLOYEE STOCK PURCHASE PLAN                          For          Against         Abstain
                                                               / /           / /              / /

3.  TO RATIFY THE SELECTION OF ARTHUR ANDERSEN & CO.           For          Against          Abstain
    FOR 1994.                                                  / /           / /              / /

4.  In accordance with their discretion, upon all
    other matters that may properly come before said          Dated:__________________________________________, 1994
    Annual Meeting and any adjournment thereof.
                                                              Please Sign Here
                                                              ______________________________________________________

                                                              ______________________________________________________


                                                              Note:  Please date this proxy and sign it exactly as your
                                                                     name or names appear hereon. All joint owners of shares
                                                                     should sign. State full title when signing as executor,
                                                                     administrator, trustee, guardian, etc. Please return
                                                                     signed proxy in the enclosed envelope.

